UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

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REDWOOD TRUST, INC.

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Explanatory Note: As part of its regular, ongoing engagement with stockholders, Redwood Trust, Inc. (Redwood) is conducting meetings or teleconferences with stockholders in advance of its 2018 Annual Meeting of Stockholders. The attached presentation, titled “Performance-Based Executive Compensation at Redwood Trust, Inc.,” is intended to facilitate discussions at those meetings or teleconferences and presents information regarding Redwood’s executive compensation program, including information taken from Redwood’s 2018 Proxy Statement filed with the Securities and Exchange Commission on March 28, 2018.

1 Performance - Based Executive Compensation at Redwood Trust, Inc. (NYSE: RWT ) 1 May 2018

2 ▪ Redwood’s compensation program is administered by an independent Compensation Committee of the Board  Independently incentivize attainment of both short - term and long - term business and stockholder return objectives by: • Achieving stable and attractive ROEs to support the payment of regular and sustainable dividends, as well as increase book value • Meeting annual strategic, business, operational, governance, and risk management goals established by the Board  Align the interests of executives with long - term stockholders in achieving strong stockholder returns  Enable Redwood to hire and retain executives in a competitive marketplace • Market - based compensation benchmarking and analysis are used to evaluate compensation relative to peer companies  Avoid incentivizing inappropriate risk taking __________________________________________________________________________________________________________ ▪ Performance - based executive compensation program appropriately adjusts pay delivery up or down to independently reflect both short - term operating results and long - term total stockholder returns (TSR)  For 2017, executives’ above - target annual bonuses were the result of very strong return on equity (ROE), while the value of prior years’ equity awards were realized/forfeited based on longer - term TSR Performance - Based Compensation Philosophy

3 ▪ The philosophy and key elements of the program have remained consistent in recent years, based on the:  Compensation Committee’s annual review of the structure and results of application of the program, which is conducted in consultation with the Committee’s independent compensation consultant  Feedback received as part of an ongoing outreach with stockholders, as well as consistently strong “Say - on - Pay” support (90% average annual stockholder approval over the 2011 - 2017 period) _____________________________________________________________________________________________________________________________ ___ __________________________________________________________________________________________________ 2017 Elements of Target Annual Compensation - Average of Ongoing Executive Group 1 / Consistent Philosophy and Program – Consistently Supported by Stockholders __________________________________________________ 1 / Excludes Redwood’s current CEO as a result of his announcement to retire from the CEO position on May 22, 2018. Further information regarding this pie chart is included in the Executive Summary of CD&A on page 36 of Redwood’s 2018 Annual Pr oxy Statement.

4 ▪ Base Salary and Standard Benefits  Base salary and standard benefits together generally represent less than 25% of an executive’s target compensation ▪ Annual Bonus  75% earned based on ROE - based performance metric • Performance target must at least represent earnings equal to regular annual dividends set by the Board; no above - target bonus is paid unless earnings exceed regular annual dividends set by the Board • In particular, the performance target for 2017 was Adjusted ROE* of 9.00%, an increase from the prior year • As a real estate investment trust (REIT), under the Internal Revenue Code, Redwood is required to distribute as dividends at least 90% of the income earned under its REIT status  25% earned based on individual contribution to strategic, business, operational, governance and risk management goals ▪ Performance Stock Units (PSUs)  Non - cash equity - based compensation awarded annually that represents 50% of total annual long - term incentive grant  Vesting is contingent on positive TSR as measured over a three - year performance vesting period • Target - level vesting if TSR is 25% over the three - year vesting period • Forfeited if TSR is flat or negative as measured over the three - year vesting period ▪ Deferred Stock Units (DSUs)  Non - cash equity - based compensation delivered after the conclusion of a four - year vesting period  Represents 50% of the annual long - term incentive grant Key Elements of 2017 Executive Compensation Program __________________________________________________ 1 / Adjusted ROE is calculated as reported GAAP net income divided by GAAP equity after excluding from equity unrealized mark - to - m arket gains and losses. This adjustment enables the calculation of an “apples - to - apples” non - GAAP ratio of earnings to equity capital for purposes of evaluating financi al performance. Further information about Adjusted ROE is included on pages 47 and Annex A of Redwood’s 2018 Annual Proxy Statement.

5 Redwood’s 2017 Performance ▪ Strong 2017 Operating Performance  2017 earnings per share of $1.60 (fully diluted, as reported under GAAP)  2017 ROE of 11.9% (based on 2017 GAAP financial results)  GAAP book value per share increased by $0.87 per share during 2017, or 5.82%, after paying cumulative dividends of $1.12 per share ▪ Strong 2017 Risk - Adjusted Returns Relative to Other Mortgage REITs ( mREITs )  The accompanying graph illustrates Redwood’s strong 2017 performance relative to other publicly - traded residential mortgage REITs, many of which have business models that employ higher leverage risk than Redwood . ___________________________________________________________________________________________________________________ _____________________________________________________________________________________________________________________________ ___ __________ ▪ Mortgage REITs Included in Performance Comparison  Publicly - traded mortgage REITs focused on investing in residential mortgages and related assets: MITT; AGNC; NLY; ANH; ARR; CMO; CIM; CYS; DX; IVR; MFA; MTGE; NRZ; NYMT; PMT; TWO  A subset of these mREIT peers (Agency Peers) are focused on investing in residential mortgages eligible for purchase by, and mortgage - backed securities issued or guaranteed by, Fannie Mae, Freddie Mac, or other government - sponsored enterprises or Federal agencies

6 ROE Performance Relative to Other Publicly - Traded Mortgage REITs ▪ Redwood’s one - and five - year ROE performance compares favorably to other publicly - traded mortgage REITs  Redwood has regularly compared its financial performance to these other publicly - traded mortgage REITs because their business models share a common focus on investing in residential mortgages and related assets  An ROE - based performance measure is the primary determinant of annual bonuses at Redwood and, as a result, there is a strong correlation between Redwood’s ROE and the CEO’s annual bonus ___________________________________________________________________________________________

7 Redwood’s Long - Term Performance ▪ Solid Long - Term Results  Five - year average annual ROE of 10.9% (based on annual GAAP financial results)  Five - year TSR of 23%  Over the 2013 - 2017 five - year period, GAAP book value per share increased by $1.88 per share, or 13.4%, after paying cumulative dividends of $5.60 per share ▪ Long - Term Growth in Book Value Relative to Other mREITs  GAAP book value is a key valuation metric for mortgage REITs  As illustrated by the accompanying graph, Redwood’s growth in book value over five years has been strong relative to other publicly - traded residential mortgage REITs _____________________________________________________________________________________________________________________ _____________________________________________________________________________________________________________________________ ___ __________________ ▪ Solid ROEs and Strong Book Value Growth Have Not Correlated with Long - Term TSR  Although Redwood has exhibited solid ROEs and strong book value growth over the last five years, its 5 - year TSR and 3 - year TSR have not tracked this performance  As illustrated on the following slide, Redwood’s compensation program independently addresses this lagging long - term TSR performance through the use of long - term equity awards whose value is only fully realized when long - term TSRs are strong

8 ▪ Realization of the value of prior years’ long - term equity awards (or the partial or total forfeiture of that value) is a key component of Redwood’s performance - based compensation program  The overall target value of these awards is only realized when stockholders experience attractive long - term returns during the three - and four - year vesting periods  The graphs below illustrate how the compensation program’s use of long - term equity awards addresses long - term TSR performance by reviewing the realized/realizable value of the equity awards granted to the CEO in 2013 and 2014  The Summary Compensation Table in the Annual Proxy Statement fails to capture the impact of this realized or forfeited value, which value is at risk over the applicable three - or four - year vesting period Value Realized From Equity Awards Tracks with TSR Over Multi - Year Periods _______________________________________________________________________________ Realized Value of CEO’s 2013 Year - End Equity Awards Realized/Realizable Value of CEO’s 2014 Year - End Equity Awards

9 Compensation Program Incorporates Best Practices

10 APPENDIX – Compensation Benchmarking Peer Group Focus Topic : Redwood’s Compensation Benchmarking Peer Group

11 APPENDIX – Compensation Benchmarking Peer Group ▪ The Compensation Committee uses of a compensation benchmarking peer group in connection with market - based compensation analysis and validating competitive positioning in attracting and retaining executives  This benchmarking peer group is determined annually, using a pre - defined process and objective industry and size criteria and with the input of the Committee’s independent compensation consultant  For selecting benchmarking peers of comparable size, Redwood focuses primarily on market capitalization and net income as the most relevant metrics (as further described on the following slides) ▪ Compensation Benchmarking Peers vs. Performance Comparison Peers  The compensation benchmarking peer group is intended to include companies with which Redwood generally competes, including for executive talent, and is used to benchmark executive compensation, as these companies publicly disclose executive compensation data and are selected based on objective sizing criteria  For financial performance comparisons, however, the Committee also compares Redwood’s performance to the group of publicly - traded mortgage REITs described on slide 5 of these materials, as this group of publicly - traded mortgage REITs focus, like Redwood, on investing in residential mortgages and related assets • Many of the publicly - traded mortgage REITs that Redwood’s performance is compared to cannot be included in the benchmarking peer group either (i) because they are externally - managed (and do not disclose comprehensive executive compensation data) or (ii) because they are outside of the size parameters used when designating the benchmarking peer group

12 APPENDIX – Compensation Benchmarking Peer Group (cont.) ▪ The key steps the Committee follows, and the objective criteria used, in determining the compensation benchmarking peer group are outlined below:

APPENDIX – Compensation Benchmarking Peer Group (cont.)

- **The grid below is an example of the data and analysis the Compensation Committee reviewed in determining the compensation benchmarking peer group for 2017**
  - This data was provided to the Committee in March 2017 by its independent compensation consultant in connection with determining this benchmarking peer group (at that time), and illustrates the effort to position Redwood close to the median on key size measures
  - It is noteworthy, for example, that the largest benchmarking peers, from a gross revenue perspective, are not the largest benchmarking peers from a net income perspective

Latest Available Four Quarters ($ Millions)				*Total Assets*		*Market Capitalization ($ Millions)*			
Gross Revenues		*Net Income*		*as of Latest Quarter ($M)*		*as of 2/28/17*		*12-Month Average*	
Stifel Financial	$2,570	Chimera Investment	$552	Nationstar Mortgage	$19,593	Stifel Financial	$3,677	Chimera Investment	$3,038
PennyMac Financial	$1,232	MFA Financial	$313	Stifel Financial	$19,129	Chimera Investment	$3,612	Federated Investors	$3,016
Federated Investors	$1,143	Essent Group	$223	Chimera Investment	$16,685	Essent Group	$3,251	MFA Financial	$2,773
Nationstar Mortgage	$1,054	AllianceBernstein	$217	Capstead Mortgage	$13,577	MFA Financial	$2,990	Stifel Financial	$2,709
Chimera Investment	$706	Federated Investors	$209	CYS Investments	$13,245	Federated Investors	$2,758	Essent Group	$2,489
iStar Financial	$521	Main Street Capital	$139	MFA Financial	$12,484	AllianceBernstein	$2,291	AllianceBernstein	$2,235
Essent Group	$458	Redwood Trust	$131	New York Mortgage	$8,952	Main Street Capital	$2,045	Main Street Capital	$1,781
MFA Financial	$369	iStar Financial	$95	Ladder Capital	$5,578	Nationstar Mortgage	$1,771	Cohen & Steers	$1,775
Cohen & Steers	$350	Cohen & Steers	$93	Redwood Trust	$5,483	Cohen & Steers	$1,741	Nationstar Mortgage	$1,454
Ladder Capital	$273	Capstead Mortgage	$83	PennyMac Financial	$5,134	Redwood Trust	$1,259	CYS Investments	$1,253
Redwood Trust	$260	Stifel Financial	$82	iStar Financial	$4,826	CYS Investments	$1,215	Redwood Trust	$1,113
AllianceBernstein	$239	New York Mortgage	$68	Dynex Capital	$3,398	Ladder Capital	$1,043	Capstead Mortgage	$956
Main Street Capital	$178	Ladder Capital	$67	RAIT Financial	$2,407	Capstead Mortgage	$1,016	Hannon Armstrong	$896
NMI Holdings	$124	PennyMac Financial	$66	Main Street Capital	$2,080	Hannon Armstrong	$924	Ladder Capital	$861
RAIT Financial	$111	NMI Holdings	$66	Essent Group	$1,883	iStar Financial	$867	iStar Financial	$791
New York Mortgage	$106	Dynex Capital	$43	Hannon Armstrong	$1,746	New York Mortgage	$706	New York Mortgage	$663
Capstead Mortgage	$99	RAIT Financial	$25	AllianceBernstein	$1,541	NMI Holdings	$657	NMI Holdings	$462
Dynex Capital	$58	CYS Investments	$16	Federated Investors	$1,155	PennyMac Financial	$400	Dynex Capital	$339
CYS Investments	$40	Hannon Armstrong	$15	NMI Holdings	$842	Dynex Capital	$337	PennyMac Financial	$338
Hannon Armstrong	$36	Nationstar Mortgage	-$100	Cohen & Steers	$334	RAIT Financial	$310	RAIT Financial	$296
75th Percentile	**$706**		**$209**		**$13,245**		**$2,758**		**$2,489**
Median	**$273**		**$82**		**$4,826**		**$1,215**		**$1,253**
25th Percentile	**$106**		**$43**		**$1,746**		**$706**		**$663**
RWT % Rank	**48P**		**69P**		**59P**		**50P**		**48P**

Source: Standard & Poor's Capital IQ.

REDWOOD TRUST
13

14 APPENDIX – Setting Performance Targets Focus Topic : Setting Performance Targets

15 APPENDIX – Setting Performance Targets Performance Target for Annual Bonuses ▪ 75% of target annual bonuses are earned based on achievement of a target level of Adjusted ROE established by the Compensation Committee  The target Adjusted ROE threshold is established based on a risk - free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year)  For 2017, the Adjusted ROE target was 9.00%, an increase from the prior year • This 9.00% target equated to a 1.45% risk - free rate plus an incremental premium of 7.55% • Factors taken into account in setting the premium included: Redwood’s business model; returns available in the market for credit - risk investments in residential mortgages; Redwood’s historical dividend yield; and level of earnings above the level commensurate with earnings equal to the 2017 regular annual dividend of $1.12 per share ▪ The Committee’s process for reviewing and setting the Adjusted ROE performance target each year provides the ability to adjust compensation incentives annually in a manner consistent with Redwood’s business model and risk appetite  The Committee has avoided the practice of simply setting the performance target at the prior year’s actual performance level, as this approach ( i ) would fail to take into account various factors that could, for example, incentivize inappropriate risk taking to duplicate performance year - over - year in different business, market and risk environments and (ii) could result in inappropriately high compensation following a poor performance year

16 APPENDIX – Setting Performance Targets (cont.) Performance Target for Performance Stock Units (PSUs) ▪ It is the Compensation Committee’s practice for performance - based equity awards to comprise 50% of year - end long - term equity awards  50% of executives’ 2017 long - term equity - based awards were in the form of PSUs that vest based on total stockholder return (TSR) over a three - year performance period ▪ More specifically, the three - year TSR performance targets for each PSU tranche are as follows:  No PSUs vest if TSR over the three - year performance period is flat or negative  100% of the PSUs vest if TSR is 25% over the three - year performance period  200% of the PSUs vest if TSR is 125% over the three - year performance period ▪ The TSR performance thresholds for determining whether 0%, 100%, or 200% (or a percentage in between those levels) of the underlying shares of Redwood common stock will vest were determined by the Compensation Committee based on the overall view that a 25% cumulative TSR over three years is an attractive target level of total stockholder return for investors  The Committee has maintained these robust TSR performance targets over multiple years, resulting in significant forfeitures by executives of compensation awarded in prior years after periods when long - term TSR performance has lagged  The forfeiture of (or failure to realize the value of) compensation awarded in prior years is not reflected in the Summary Compensation Table in the Annual Proxy Statement and, therefore, this key component of Redwood’s compensation program is overlooked in any analysis that relies primarily on data from that table to evaluate Redwood’s pay - for - performance correlation over time